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Fingerhut Receivables, Inc.                     Fingerhut Master Trust                                             Monthly Report
Securityholder's Statement                      Series 1998-1                                                              Jul-98
							                                                 Class A         Class B            CTO          Class D             Total
(i)   Security Amount                            337,500,000.00   51,136,000.00  61,364,000.00    61,364,000.00    511,364,000.00
(ii)  Security Principal Distributed                       0.00            0.00           0.00                               0.00
(iii) Security Interest Distributed                1,707,187.50      268,037.87     363,166.21                       2,338,391.58
Security Principal Distributed per $1,000             0.0000000       0.0000000      0.0000000
Security Interest Distributed per $1,000              5.0583333       5.2416667      5.9182292
(iv) Principal Collections                        24,097,039.88    3,651,040.69   4,381,305.94     4,381,305.94     36,510,692.45
(v)  Finance Collections                           8,160,006.67    1,236,355.85   1,483,646.37     1,483,646.37     12,363,655.26
      Recoveries                                   1,223,778.99      185,419.74     222,506.59       222,506.59      1,854,211.91
      Defeasance Funding Acct Earnings                     0.00            0.00           0.00             0.00              0.00
	Total Finance Collections                         9,383,785.66    1,421,775.59   1,706,152.96     1,706,152.96     14,217,867.17
	Total Collections                                33,480,825.54    5,072,816.28   6,087,458.90     6,087,458.90     50,728,559.62
 (vi) Aggregate Amount of Principal Receivables                                                                  1,177,101,873.03
      Invested Amount (End of Month)             337,500,000.00   51,136,000.00  61,364,000.00    61,364,000.00    511,364,000.00
      Floating Allocation Percentage                28.6721148%      4.3442289%     5.2131427%       5.2131427%       43.4426290%
      Invested Amount (Beginning of Month)       337,500,000.00   51,136,000.00  61,364,000.00    61,364,000.00    511,364,000.00
      Average Daily Invested Amount                                                                                511,364,000.00
 (vii)  Receivable Delinquencies
	Current                                                                                                 77.19%  1,201,682,334.91
	30 Days to 59 Days                                                                                       5.71%     88,842,774.13
	60 Days to 89 Days                                                                                       3.96%     61,674,920.96
	90 Days and Over                                                                                        13.14%    204,543,234.92
	   Total Receivables                                                                                   100.00%  1,556,743,264.92
(viii) Aggregate Investor Default Amount                                                                             8,924,826.55
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                             22.75%
(ix)  Security Charge-Offs                                 0.00            0.00           0.00             0.00              0.00

 (x)   Servicing Fee                                 517,808.22       78,455.23      94,147.51        94,147.51        784,558.47

(xi)  Pool Factor                                      1.000000        1.000000       1.000000

(xii) Unreimbursed Redirected Principal Collections                    0.000000       0.000000         0.000000              0.00
(xiii) Excess Funding Account Balance                                                                                        0.00
(xiv) CTO Trigger Event Occurrence                                                                                           None
      CTO Reserve Amount                                                                                                      N/A
(xv) Number of New Accounts Added to the Trust                                                                             75,169
(xvi) Revolving Receivables Reserve Account Balance                                                                   $500,000.00
(xvii) Defeasance Funding Account Balance                                                                                    0.00
Average Net Portfolio Yield                                                                                                13.49%
Minimum Base Rate                                                                                                           8.15%

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